Exhibit 99.1

MEMORANDUM

To:	Directors and Section 16 Executive Officers of First Financial Bancorp.

From:	Janie McCauley, Legal Officer and Secretary

Date:	February 4, 2004

Re:	Early Ending Date on Trading Blackout in First Financial Bancorp. Equity Securities

     The previous notice announcing the trading blackout indicated that the blackout period would continue through the week beginning February 22, 2004. Federated Investments, Inc., the new record keeper for the First Financial Bancorp. Thrift Plan, has accomplished the change to a daily valuation method earlier than anticipated. Therefore, the blackout period on trading in First Financial Bancorp. equity securities terminated on January 29, 2004. Other than the earlier ending date, there are no material changes in the information contained in the prior notice.

     If you have any questions regarding this notice, please contact Janie McCauley, Legal Officer and Secretary, First Financial Bancorp., 300 High Street, Hamilton, Ohio 45012, (513) 867-4729, fax (513) 785-3434, or by email at janie.mccauley@ffbc-oh.com.